UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 24, 2008

Date of Report (Date of earliest event reported)
Syntax-Brillian Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50289	05-0567906

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 N. Desert Drive
Tempe, Arizona
85281

(Address of Principal Executive Offices) (Zip Code)
(602) 389-8888

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     Please see the discussion of the Consulting Agreement between John S. Hodgson and our company as more fully described in Item 5.02 below.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation of John S. Hodgson
     On March 24, 2008, John S. Hodgson resigned as our Executive Vice President, Chief Financial Officer, and Director to pursue other opportunities. Mr. Hodgson was our Principal Financial Officer and Principal Accounting Officer.
Appointment of Bradley Lines
     Our Board of Directors appointed Bradley Lines as our interim Chief Financial Officer effective March 24, 2008. Mr. Lines, 51, has been our Senior Vice President of Finance and Corporate Treasurer since November 30, 2007. Mr. Lines joined our company in May 2007 and previously served as our International Vice President of Finance from May 2007 to November 2007. Mr. Lines previously engaged in various business efforts and provided executive consulting services to a number of clients from 2003 to May 2007 and has served as the Chief Financial and Chief Operating Officer of several public and private manufacturing and technology companies, including ProLink, Inc. from 2001 to 2003, Cirilium Corporation from 2000 to 2001, Axxess Technologies, from 1996 to 2000, and Ryobi Outdoor Products from 1984 to 1995. A certified public accountant, Mr. Lines worked for Coopers & Lybrand (now PriceWaterhouseCoopers) from 1980 to 1994. Mr. Lines graduated from Arizona State University with a BS in accounting. Mr. Lines has a working knowledge of and speaks conversational Mandarin Chinese.
     There is no arrangement or understanding pursuant to which Mr. Lines was selected as our interim Chief Financial Officer. There are no related party transactions between us and Mr. Lines reportable under Item 404(a) of Regulation S-K.
Consulting Agreement with John S. Hodgson
     We entered into a Consulting Agreement under which Mr. Hodgson has agreed to provide us with advice and recommendations with respect to our financial and accounting matters. The term of the Consulting Agreement will begin on April 1, 2008 and will end on March 31, 2009. The Consulting Agreement provides for continuation of Mr. Hodgson’s compensation for a 12-month period (with the first three months’ compensation payable upon execution of the Consulting Agreement). Mr. Hodgson also agreed to release us from any claims for compensation based on his previous employment by us and to waive any right to any other compensation, including $137,500 of his signing bonus due to be paid April 1, 2008.

     The description of the material terms of the Consulting Agreement, attached hereto as Exhibit 10.82 and incorporated herein by reference as if set forth in full, does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Press Release
     On March 27, 2008, we issued a press release announcing the resignation of Mr. Hodgson and the interim appointment of Mr. Lines. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number

10.82	Consulting Agreement by and between Syntax-Brillian Corporation and John S. Hodgson, dated March 24, 2008.

99.1	Press release from Syntax-Brillian Corporation, dated March 27, 2008, entitled “Syntax-Brillian Corporation Board Appoints Bradley Lines as Interim CFO”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTAX-BRILLIAN CORPORATION
Date: March 28, 2008	By:	/s/ James Ching Hua Li
James Ching Hua Li
President and Chief Executive Officer

EXHIBIT INDEX
10.82	Consulting Agreement by and between Syntax-Brillian Corporation and John S. Hodgson, dated March 24, 2008.

99.1	Press release from Syntax-Brillian Corporation, dated March 27, 2008, entitled “Syntax-Brillian Corporation Board Appoints Bradley Lines as Interim CFO”